EXHIBIT 10.1

FOURTH AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (the “Amendment”) is made and entered into as of May 5, 2025 by and between Soligenix, Inc., a Delaware corporation having a place of business at 29 Emmons Drive, Suite B-10, Princeton, NJ 08540 (the “Corporation”), and Christopher J. Schaber, Ph.D. (the “Employee”).

RECITALS

WHEREAS, the Corporation and the Employee are parties to that certain Employment Agreement dated December 27, 2007, as amended by that certain First Amendment to Employment Agreement dated July 12, 2011, that certain Second Amendment to Employment Agreement dated January 2, 2020, that certain Third Amendment to Employment Agreement dated December 10, 2020 (as amended, the “Employment Agreement”), pursuant to which the Corporation employs the Employee as President and Chief Executive Officer; and

WHEREAS, the Corporation and the Employee desire to further amend the Employment Agreement in accordance with the terms thereof and upon the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Employee hereby agree as follows:

AMENDMENT OF EMPLOYMENT AGREEMENT

1. Section 3(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(c) 200,000 shares of common stock of the Corporation will be issued to Employee immediately prior to the completion of a transaction, or series or combination of related transactions, negotiated by the Corporation’s Board of Directors whereby, directly or indirectly, a majority of the Corporation’s capital stock or a majority of its assets are transferred from the Corporation and/or the Corporation’s stockholders to a third party.

OTHER PROVISIONS INCORPORATED AND UNCHANGED

All other provisions of the Employment Agreement are incorporated herein and shall remain in full force and effect, including, but not limited to, capitalized terms that are not otherwise defined herein.

EFFECT OF AMENDMENT

The amendments to the Employment Agreement made hereby shall be effective as of the date hereof.

ENTIRE AGREEMENT MODIFICATION

The Employment Agreement, as amended hereby, contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter hereof which are not set forth herein. No modification hereof shall be valid unless made in writing and signed by the parties hereto.

GOVERNING LAW

This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without regard to principles of conflict of laws.

COUNTERPARTS

This Amendment may be executed in counterparts, each of which shall, when executed and delivered, constitute an original of this Amendment, but all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any other electronic signature, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year above written.

SOLIGENIX, INC.

By: /s/ Jonathan L. Guarino

Jonathan L. Guarino, CPA

Chief Financial Officer, Senior Vice President, and Corporate Secretary

EMPLOYEE:

By: /s/ Christopher J. Schaber

Christopher J. Schaber, PhD